Exhibit 99.2

              Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code as adopted
              Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        I, Curtis W. Cariddi, the Chief Financial Officer of ML-Lee Acquisition Fund II, L.P. (the "Registrant"), certify that (i) the Form 10-Q of the Registrant for the quarterly period ended September 30, 2002, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the periods presented.




By:
           /s/ Curtis W. Cariddi
           ----------------------------------------
               Curtis W. Cariddi
               Treasurer, ML Mezzanine II Inc.


Dated:     November 14, 2002